UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 27, 2011

CDEX INC.
(Exact name of registrant as specified in its charter)

Nevada	000-49845	52-2336836
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

4555 South Palo Verde, Suite 123
Tucson, Arizona	85714
(Address of principal executive offices)	(Zip Code)

(520) 745-5172
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 3.02. Unregistered Sales of Equity Securities

During the months of April and May 2011, 17 holders of CDEX, Inc. (the “Company”) Notes converted approximately $1.9 million of their notes into approximately 22.2 million shares of the Company’s common stock. The notes were converted at the rates of $0.05 to $0.08 a share. With these conversions, the Company has approximately $2.0 million in notes payable and approximately 98.8 million shares of common stock issued and outstanding.  The conversions were exempt from registration in reliance on Sections 4(2)and 3(a)(9) of the Securities Act of 1933, as amended, as they were not in connection with a public offering and the conversions were an exchange of securities with existing holders exclusively. No underwriters were used in the completion of these transactions and no commission or other remuneration was paid or given.

The Company announced this in a press release dated June 2, 2011 that is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.

(d) EXHIBITS

Exhibit No.	Exhibit Description

99.1	Press Release, dated June 2, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDEX INC.

Date: June 2, 2011	By:	/s/ Stephen McCommon
Stephen McCommon, CFO